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                                                                EXHIBIT 27(h)(8)

                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT made as of the 30th day of April, 2004, by and between Lord Abbett Series Fund, Inc. (the "Fund"), a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a "Portfolio" and collectively, the "Portfolios"), Lord Abbett Distributor LLC, a New York limited liability company (the "Distributor"), and Minnesota Life Insurance Company (the ("Company"), a life insurance company organized under the laws of the State of Minnesota.

         WHEREAS, Fund is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the " `40 Act"), as an open-end, diversified management investment company; and

         WHEREAS, Fund is organized as a series fund comprised of separate investment series, namely the Portfolios; and

         WHEREAS, Fund was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies and also offers its shares to certain qualified pension and retirement plans; and

         WHEREAS, Fund has filed an application with the SEC requesting an order granting relief from various provisions of the `40 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts ("Participating Companies") and qualified pension and retirement plans outside the separate account context (including, without limitation, those trusts, plans, accounts contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(a), 408(b), 414(d), 457(b), 408(k), 501(c)(18) of the Internal Revenue Code of 1986,
as amended (the "Code") and any other trust, plan, account, contract or annuity trust that is determined to be within the scope of Treasury Regulation
Section 1.817.5(f)(3)(iii)("Plans"); and

         WHEREAS, the Company has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having Fund as one of the underlying funding vehicles for such Variable Contracts; and

         WHEREAS, Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended and acts as Fund's principal underwriter; and

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         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of Fund to fund the aforementioned Variable Contracts and Fund is authorized to sell such shares to the Company at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, Fund, and Distributor agree as follows:

                         Article I. SALE OF FUND SHARES

         1.1 Fund agrees to make Variable Contract Class shares ("Shares") of the Fund available to the Separate Accounts of the Company for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in Fund's then current prospectus and statement of additional information. Company agrees to purchase and redeem the Shares of the Portfolios offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. Company shall not permit any person other than a Variable Contract owner, or a Variable Contract owner's lawfully designated power of attorney, to give instructions to Company which would require Company to redeem or exchange Shares of the Fund.

         1.2 Fund agrees to sell to the Company those Shares of the selected Portfolios of Fund which the Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by Fund or its designee of the order for the Shares of Fund. For purposes of this Section 1.2, the Company shall be the designee of Fund for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by Fund; provided that, to the extent not inconsistent with applicable regulatory requirements, the Company receives the order by 4:00 p.m. Eastern time in the manner provided for in the Variable Contracts and Fund receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as Fund and the Company may mutually agree of such order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Fund calculates its net asset value pursuant to the rules of the SEC.

         1.3 Fund agrees to redeem on the Company's request, any full or fractional Shares of Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by Fund or its designee of the request for redemption, in accordance with the provisions of this agreement and Fund's then current registration statement. For purposes of this Section 1.3, the Company shall be the designee of Fund for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by Fund; provided that, to the extent not inconsistent with applicable regulatory requirements, the Company receives the request for redemption by 4:00 p.m. Eastern time in the manner provided for in the Variable Contracts and Fund receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as Fund and the Company may mutually agree of such request for redemption by 9:00 a.m. Eastern time on the next following Business Day.

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         1.4      Fund shall furnish, on or before the ex-dividend date, written notice to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolios of Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of the Portfolio. Fund shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions.

         1.5 Fund shall make the net asset value per share for the selected Portfolios available to the Company on a daily basis, via a mutually agreeable form, as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time.

         1.6 At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Fund Shares which shall be purchased or redeemed at that day's closing net asset value per share. To the extent not inconsistent with applicable regulatory requirements, the net purchase or redemption orders so determined shall be transmitted to Fund by the Company by 9:00 a.m. Eastern time on the Business Day next following the Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

         1.7 If the Company's order requests the purchase of Fund Shares, the Company shall pay for such purchase by wiring federal funds to Fund or its designated custodial account on the day the order is transmitted by the Company. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, Fund shall use its best efforts to wire the redemption proceeds to the Company by the next Business Day, unless doing so would require Fund to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to the Company within three Business Days or such longer period permitted by the '40 Act or the rules, orders or regulations thereunder and Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that the Company transmits the redemption order to Fund.

         1.8 Fund agrees that all Shares of the Portfolios of Fund will be sold only to Participating Insurance Companies which have agreed to participate in Fund to fund their Separate Accounts and/or to Plans, all in accordance with the requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5. Shares of the Portfolios of Fund will not be sold directly to the general public.

         1.9 Fund may refuse to sell Shares of any Portfolios to any person, or suspend or terminate the offering of the Shares of any Portfolios if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of

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Directors/Trustees of the Fund (the "Board"), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the Fund reserves right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Fund or that may otherwise adversely affect the Fund. The Company agrees to use its reasonably best efforts to render assistance to, and to cooperate with, the Fund to achieve compliance with the Fund's policies and restrictions on short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicable regulatory requirements.

         1.10 Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.

                          Article II. Fees and Expenses

         2.1 Except as otherwise provided under this Agreement, the Fund and Distributor shall pay no fee or other compensation to Company under this Agreement, and Company shall pay no fee or other compensation to the Fund or Distributor, except as made a part of this Agreement as it may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement

                   Article III. REPRESENTATIONS AND WARRANTIES

         3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of Minnesota and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

         3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

         3.3 The Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Variable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of the Company. The Company represents and warrants that the assets of the Separate Account are and will be kept separate from the General

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Account of the Company and any other separate accounts the Company may have, and, to the full extent possible under Minnesota law, will not be charged with liabilities from any business that the Company may conduct or the liabilities of any companies affiliated with the Company.

         3.4 The Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

         3.5 The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify Fund immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         3.6 Fund represents and warrants that the Portfolio Shares offered and sold pursuant to this Agreement will be registered under the `33 Act and sold in accordance with all applicable federal and state laws, and Fund shall be registered under the `40 Act prior to and at the time of any issuance or sale of such Shares. Fund, subject to Section 1.9 above, shall amend its registration statement under the `33 Act and the `40 Act from time to time as required in order to effect the continuous offering of its Shares. Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Fund.

         3.7 Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

         3.8 Fund represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

         3.9 Distributor represents and warrants that it is and will be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and is and will be registered as a broker-dealer with the SEC. Distributor further represents that it will sell and distribute Portfolio Shares in accordance with all applicable state and federal laws and regulations, including without limitation the '33 Act, the '34 Act and the '40 Act.

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         3.10     Distributor represents and warrants that it will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

         3.11 Fund represents and warrants that all its directors, trustees, officers, employees, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the '40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Company in the event such coverage no longer applies.

         3.12 Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 under the '40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Company shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Fund in the event such coverage no longer applies.

                   Article IV. PROSPECTUS AND PROXY STATEMENTS

         4.1 Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of Fund.

         4.2 At least annually, Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus for the Shares of the Portfolios as the Company may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such Shares. Fund or its designee shall provide the Company, at the Company's expense, with as many more copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company in lieu thereof, Fund or its designee shall provide such documentation in a mutually agreeable form and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Fund Shares and any other fund shares offered as investments for the Variable Contracts printed at the Company's expense together

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in one document, provided however that Company shall ensure that, except as expressly authorized in writing by Fund, no alterations, edits or changes whatsoever are made to prospectuses or other Fund documentation after such documentation has been furnished to Company or its designee, and Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses or other Fund documentation after it has been furnished to Company or its designee.

         4.3 The Fund shall provide the Company with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Variable Contract owners. Alternatively and in lieu thereof, the Company may elect to print at its expense the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders.

         4.4 Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

         4.5 The forgoing notwithstanding, the Fund agrees to provide Company with an electronic copy, in a form mutually agreeable to both parties, of each document provided for in this Article IV.

                           Article V. SALES MATERIALS

         5.1 The Company will furnish, or will cause to be furnished, to Fund or Distributor, each piece of sales literature or other promotional material in which Fund, Distributor or any affiliate thereof is named, at least fifteen (15) Business Days prior to its intended use. No such material shall be used unless the Fund or Distributor approves such material. Such approval shall be presumed given if notice to the contrary is not received by Company within fifteen Business Days after receipt by the Fund or Distributor of such material.

         5.2 Fund or Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material shall be used unless the Company approves such material. Such approval shall be presumed given if notice to the contrary is not received by Fund or within fifteen Business Days after receipt by the Company of such material.

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         5.3      Except with the permission of the Company, neither the Fund nor Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts other than the information or representations contained in the registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee. Neither the Fund nor Distributor shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

         5.4 Except with the permission of the Fund or Distributor, neither the Company nor its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund, Distributor or any affiliate thereof or concerning the Fund, Distributor or any affiliate thereof, other than the information or representations contained in the registration statements or prospectuses for the Fund, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or Distributor or designee thereof. Neither Company nor its affiliates or agents shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

         5.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the `40 Act or the `33 Act.

                         Article VI. POTENTIAL CONFLICTS

         6.1 The parties acknowledge that Fund has received an exemptive order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit Fund Shares to be sold to and held by variable annuity and variable life insurance separate accounts of Participating Companies and Plans. The terms of such exemptive order (the "Mixed and Shared Funding Exemptive Order"), require Fund and each Participating Company and Plan to comply with conditions and undertakings substantially as provided in this Article. In the event of any

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inconsistencies between the terms of the Mixed and Shared Funding Exemptive
Order and those provided for in this Article, the conditions and undertakings imposed by the Mixed and Shared Funding Exemptive Order shall govern this Agreement.

         6.2 The Fund's Board will monitor the Fund for the existence of any material irreconcilable conflict between and among the interests of the Variable Contract owners of all Participating Companies and of Plan Participants and Plans investing in the Fund, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of Fund are being managed;
(e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Plan to disregard the voting instructions of plan participants.

         6.3 The Company will report any potential or existing conflicts to the Board. The Company will be obligated to assist the Board in carrying out its duties and responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions.

         6.4 If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board shall give prompt notice of the conflict and the implications thereof to all Participating Companies and Plans. If the Board determines that Company is a relevant Participating Company or Plan with respect to said conflict, Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to: (a) withdrawing the assets allocable to some or all of the Separate Accounts from Fund or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of Fund, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e variable annuity or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of Fund to withdraw the Separate

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Account's investment in Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

         For the purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will Fund or its investment adviser (or any other investment adviser of Fund) be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Article to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

         6.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

         6.6 No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

         6.7 If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies as appropriate, shall take such steps as may be necessary to comply with such rules and regulations, as adopted, to the extent such rules are applicable; and
(b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeeded thereby.

         6.8 The Company acknowledges it has been advised by Fund that it may be appropriate for Company to disclose the potential risks of mixed and shared funding in prospectuses or other applicable disclosure documents.

         6.9 The Fund shall provide the Company with a current copy of the Fund's Mixed and Shared Funding Exemptive Order and promptly notify the Company of any amendments thereto.

                               Article VII. VOTING

         7.1 The Company will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, the Company, where applicable, will vote Shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. The Company will be responsible for assuring

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that each of its Separate Accounts that participates in Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies. The Company will vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as its votes those Shares for which it has received voting instructions. Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund Shares held for such Variable Contract owners.

                          Article VIII. INDEMNIFICATION

         8.1      Indemnification by the Company.

         (a) Subject to Section 8.3 below, the Company agrees to indemnify and hold harmless Fund and Distributor, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls Fund or Distributor within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund's Shares or the Variable Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arises out of information or instructions from the Company or its agents concerning the purchase, redemption, transfer or other transaction in Fund Shares; or

                  (vi) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2      Indemnification by Fund and Distributor.

         (a) Subject to Section 8.3 below, the Fund and Distributor agree to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for the purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fund and Distributor which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund's Shares or the Variable Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund or Distributor by or on behalf of the Company for use in the registration statement or prospectus for

                           Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by Fund or Distributor or persons under its control) or wrongful conduct of Fund or Distributor or persons under its control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of Fund or Distributor; or

                  (iv) arise as a result of a failure by Fund or Distributor to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by Fund or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by Fund or Distributor.

         (b) Fund or Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         (c) Fund or Distributor, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Fund or Distributor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fund or Distributor of any such claim shall not relieve Fund or Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Fund or Distributor shall be entitled to participate at its own expense in the defense thereof. Fund or Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Fund or Distributor to such party of Fund's or Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Fund or Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3 Indemnification for Errors. In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Fund, the parties agree that each is obligated to make the Separate Accounts and/or the Fund, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Portfolio's policies on materiality of pricing errors. In addition, each party agrees that neither will receive compensation from the other for the costs of any reprocessing necessary as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section.

                         Article IX. TERM; TERMINATION

         9.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         9.2 This Agreement shall terminate in accordance with the following provisions:

         (a) At the option of the Company or Fund at any time from the date hereof upon ninety (90) days notice, unless a shorter time is agreed to by the parties;

         (b) At the option of the Company, if Fund Shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless Fund makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

         (c) At the option of the Company, upon the institution of formal proceedings against Fund by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair Fund's ability to meet and perform Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

         (d) At the option of Fund, upon the institution of formal proceedings against the Company by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Fund with said termination to be effective upon receipt of notice;

         (e) In the event Fund's Shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such Shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

         (f) At the option of Fund if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if Fund reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

         (g) At the option of the Company, upon Fund's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to Fund;

         (h) At the option of Fund, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Fund within ten days after written notice of such breach is delivered to the Company;

         (i) At the option of Fund, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

         (j) In the event this Agreement is assigned without the prior written consent of the Company, Fund, and Distributor, termination shall be effective immediately upon such occurrence without notice.

         9.3      Notwithstanding any termination of this Agreement pursuant to
Section 9.2 hereof, Fund at the option of the Company will continue to make available additional Fund Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in Fund, redeem investments in Fund and/or invest in Fund upon the payment of additional premiums under the Existing Contracts.

                               Article X. NOTICES

         Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to the Funds:

                        Lord Abbett Family of Funds
                        90 Hudson Street
                        Jersey City, NJ 07302
                        Attention:  General Counsel

                        with a copy to:

                        Lord, Abbett & Co. LLC
                        90 Hudson Street
                        Jersey City, NJ 07302
                        Attention:  Daria L. Foster

               If to the Distributor:

                        Lord Abbett Distributor LLC
                        90 Hudson Street
                        Jersey City, NJ 07302
                        Attention:  General Counsel

               If to the Company:

                        Minnesota Life Insurance Company
                        400 Robert Street North
                        Saint Paul MN 55101
                        Attention:  General Counsel

         Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                            Article XI. MISCELLANEOUS

         11.1 Privacy. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the "nonpublic personal information" of their consumers within the meaning of SEC Regulation S-P (collectively, "Confidential Information"). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party's prior written consent.

         11.2 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.3 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.4 Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         11.5 Liability. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund and each respective Portfolio thereof only and shall not be binding on any Director/Trustee, officer or shareholder of the Fund individually. In addition, notwithstanding any other provision of this Agreement, no Portfolio shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Portfolio or from the application of this Agreement to any other Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Portfolios had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

         11.6 Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         11.7 Subcontractors, Agents or Affiliates. The Company may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. Company shall provide the Fund with written notice of the names of any subcontractors, agents or affiliates Company hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. Company agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by Company in Section 8 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of Company.

         11.8 Client Lists. Company hereby consents to Distributor's, Fund's, or its investment adviser's use or reference to the Company's name in connection with any full, partial or representative list of clients.

         11.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

         11.10 Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                Lord Abbett Series Fund, Inc.

                                By:__________________________________
                                Name: Lawrence H. Kaplan
                                Title: Vice President and Assistant Secretary

                                Lord Abbett Distributor LLC
                                By: Lord, Abbett & Co. LLC, its Managing Member

                                By:__________________________________
                                Name: Lawrence H. Kaplan
                                Title: Member and Deputy General Counsel

                                Minnesota Life Insurance Company

                                By:__________________________________

                                Name: Brian Anderson

                                Title: 2nd VP, Group Case Underwriting